Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 dated June 23, 1999 of our report dated April 2, 1999, relating to the financial statements of Environmental Technologies and Software Solutions, Inc. as of December 31, 1998 and to the reference to our firm under the caption " EXPERTS " in the registration statement.




                                      James E. Scheifley & Associates, P.C.
                                        Certified Public Accountants


June 23, 1999
Denver, Colorado